SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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DIGITALPOST INTERACTIVE, INC.
(Name of Registrant as Specified in Its Charter)

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DIGITALPOST INTERACTIVE, INC.
4040 Barranca Parkway, Suite 220
Irvine, CA 92602
(949) 333-7500

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of DigitalPost Interactive, Inc.:

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of our common stock, that on August 6, 2010 our stockholders holding a majority of our voting shares have executed an Action by Written Consent of Stockholders in Lieu of an Annual Meeting approving the following actions:

1. To elect Mike Sawtell as director;

2. To ratify the appointment of Haskell & White LLP as the Company’s Independent Registered Public Accounting Firm; and

3.  To ratify Amendment No. 2 to our 2007 Incentive and Nonstatutory Stock Option Plan, as amended (“Plan”) to increase the number of shares of common stock available for issuance under the Plan from 35,000,000 to 75,000,000.

The accompanying information statement (this “Information Statement”), which describes the actions taken in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the Nevada Revised Statutes, our Certificate of Incorporation and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our common stock is sufficient to approve the actions taken. Each share of our common stock is entitled to one vote in connection with the matters described above.

We are mailing the Information Statement on or about August 6, 2010 to stockholders of record of the Company at the close of business on August 6, 2010 (the “Record Date”).  Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the actions taken by consent will not be effected until at least twenty (20) calendar days following the mailing of the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR
INFORMATION PURPOSES ONLY.

By Order of the Board of Directors,

/s/ Michael Sawtell
Michael Sawtell,
Chief Executive Officer and Sole Director

Irvine, California
August 6, 2010

DIGITALPOST INTERACTIVE, INC.
4040 Barranca Parkway, Suite 220
Irvine, CA 92602
(949) 333-7500

INFORMATION STATEMENT

DigitalPost Interactive, Inc., a Nevada corporation (“Company”), is sending you this Information Statement and the accompanying Notice of Stockholder Action Taken by Written Consent in Lieu of Annual Meeting of Stockholders solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”) have previously executed an Action by Written Consent of Stockholders in Lieu of a Annual Meeting approving the: (1) election of Mike Sawtell as director; (2) ratification of the appointment of Haskell & White LLP as the Company’s Independent Registered Public Accounting Firm; and (3) amendment to our 2007 Incentive and Nonstatutory Stock Option Plan (“Plan”) to increase the number of shares of common stock available for issuance under the Plan from 35,000,000 to 75,000,000.

No vote or other action is requested or required on your part.

Record Date and Outstanding Shares

As of the Record Date, the Company’s issued and outstanding capital stock consisted of 157,282,851 shares of common stock, par value $0.001 per share (the “Common Stock”), which was held by approximately 115 holders of record.

Consenting Stockholders

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at an annual or a special meeting of the stockholders of a Nevada corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

The following holders of our Common Stock (“Consenting Stockholders”) executed the Action by Written Consent of Stockholders in Lieu of an Annual Meeting of Stockholders representing 50.4 % of our Common Stock on the Record Date:

Michael Sawtell, CEO, President and Sole Director
Steven Dong, CFO
Irene and Peter Gauld
Weist Holdings LLC
David Bruggeman
Steve Pavlick
Norm Farra

ACTIONS TAKEN

1.           ELECTION OF DIRECTOR

The Company’s Board is currently set at one director. Mike Sawtell currently serves as the Company’s sole director.

On August 6, 2010 the Consenting Stockholders approved the re-election of Mike Sawtell to serve as sole director of the Company to serve for a one year term or until his successor is duly qualified or elected.  The appointment will be effected on or after 20 days from the date the Information Statement is mailed to stockholders.

2.           RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and the audit committee has selected Haskell & White LLP as our independent auditors for the 2010 fiscal year, and on August 6, 2010, the Consenting Stockholders approved the ratification of Haskell & White LLP as its registered independent public accountant for its audit for its financial statements for the fiscal year ended December 31, 2010 and a review of all interim financial statements during such fiscal year. The ratification will be effected on or after 20 days from the date the Information Statement is mailed to stockholders.

3.           AMENDMENT NO. 2 TO OUR 2007 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

On August 6, 2010 the Consenting Stockholders approved the ratification of Amendment No. 2 to our 2007 Incentive and Nonstatutory Stock Option Plan, as amended (“Plan”) to increase the number of shares of common stock available for issuance under the Plan from 35,000,000 to 75,000,000. The ratification will be effected on or after 20 days from the date the Information Statement is mailed to stockholders. Amendment No. 2 is attached hereto as Exhibit A.

CORPORATE GOVERNANCE

Director and Executive Officers

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The following persons are our current executive officers and directors since January 30, 2007, and hold the offices set forth opposite their names:

Name                         Age                   Position
Michael Sawtell         52                 Chairman and Sole Director of the Board of Directors and Chief Executive Officer
Steven Dong              44                      Chief Financial Officer

Michael Sawtell is our founder, sole Director and Chief Executive Officer since July 2005.  Prior to then, he was President and Chief Operating Officer of Interchange Corporation (now known as Local.com Corporation), a publicly-held Internet advertising and local search company from March of 2000 to April of 2005. From 1993 to 2000, Mr. Sawtell was the Chief Operating Officer and the Vice President of Sales for Informative Research, one of the largest mortgage services firms in the United States. From 1986 to 1993, Mr. Sawtell worked as a director of operations on the B-2 Stealth Bomber program for Northrop Grumman Corporation, a global defense company. He has also held key operational positions at General Dynamics, another global defense company.

Steven Dong has been our Chief Financial Officer since January 30, 2007.  From March 2006, he served as our consulting CFO under an agreement with a professional services firm owned by Mr. Dong.  Mr Dong has owned the professional services firm since 2002.  Prior thereto, from 1999 to 2002, Mr. Dong served as Chief Financial Officer of Taitron Components, Inc., a publicly-held semi-conductor company. From 1995 to 1999, Mr. Dong served as a financial consultant specializing in assisting publicly held companies by serving as their interim Chief Financial Officer. From 1988 to 1995, Mr. Dong was employed by Coopers & Lybrand, LLP. Mr. Dong is a Certified Public Accountant and a member in good standing with the American Institute of Certified Public Accountants and California State Board of Accountancy.

Family Relationships

There are no family relationships among the individuals comprising our board of directors, management and other key personnel.

Involvement in Certain Legal Proceedings.

During the past five years, none of the following have occurred that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person of the Company:

1.  Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.  Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.  Being found by a court of competent jurisdiction (in a civil action) , the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Certain Relationships And Related Transactions

As of December 31, 2009 and 2008, $36,600 and $36,600, respectively, were due to an officer of the Company and principal stockholder. The amount due to the officer does not bear interest, is not collateralized and has no formal repayment terms.  During the years ended December 31, 2009 and 2008, none and $17,400 of the net amount owed was paid to the officer.

As of December 31, 2009 and 2008, $45,000 and $45,000, respectively, were due to an officer of the Company pursuant to the 2007 Convertible Promissory Note agreements (see further discussion in Note 6 of the Notes to Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009).

In November 2009 we granted options to purchase up to 6,900,000 shares of common stock granted to the Company’s employees, which includes options to purchase up to 2,750,000 and 2,250,000 granted to the Company’s chief executive officer and chief financial officer, respectively.  The options granted can be exercised at $0.05 per share.

In March 2009, the Company entered into interest amendment agreements with the holders of the 2007 Convertible Notes and an executive officer was a party to those agreements (see further discussion in Note 6 of the Notes to Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009).

On March 29, 2010, we entered into new employment agreements with Michael Sawtell and Steven Dong, further discussed in Item 9B Other Information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires "insiders," including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during 2009.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of the American Stock Exchange LLC, or the AMEX.  The board of directors also will consult with counsel to ensure that the board of directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members.  The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently we do not satisfy the “independent director” requirements of the American Stock Exchange, which requires that a majority of a company’s directors be independent.  Our board of directors intends to appoint additional members, some of whom shall satisfy such independence requirements.

Board and Committee Meetings

The Board of Directors did not meet in 2009.  This is due to the Company having only one director and therfore being able to take all board action by written consent.

The audit committee met once in 2009.

Board Committees.

The Board of Directors has designated one standing committee, the Audit Committee which operates under a written charter that are available for review on our website at www.digitalpostinteractive.com. The membership of each committee, its principal functions, and the number of times it met in 2009, is described below.

         Audit Committee and Financial Expert.

The Company has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act.  David Vanderhorst is our Audit Committee member and non-board member. Mr. Vanderhorst is an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Vanderhorst’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Vanderhorst any duties, obligations, or liability that are greater than are generally imposed on him as a member of the Audit Committee.  Because we are not a listed issuer, the members of the Audit Committee are not subject to the independence requirements of any national securities exchange or association.  Mr. Vanderhorst is a non-related party and independent of the Company.

         Compensation Committee.

The Company does not have a standing compensation committee. The Board of Directors serves this function which is appropriate due to the size of the Company.

          Nominating Committee.

The Company does not have a standing nominating committee. The Board of Directors serves this function which is appropriate due to the size of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors operates pursuant to a written charter. Our Audit Committee charter is available on our website, www.dglp.com. The Committee met quarterly and acted by unanimous written consent during the fiscal year ended 2009 to fulfill its responsibilities. To ensure independence, the Audit Committee also meets separately with the Company’s independent registered public accounting firm and members of management. The sole member of the Audit Committee is a non-employee, non-board member and satisfies the SEC requirements with respect to independence, financial sophistication and experience.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such consolidated financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2009, with management and the independent registered public accounting firm. These reviews included discussion with the outside independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures required by PCAOB Rule 3526, and it has discussed with the independent registered public accountants its independence with respect to the Company.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

/s/ David Vanderhorst
March 31, 2010

Code of Ethics

We have formally adopted a written code of ethics that applies to our board of directors, principal executive officer, principal financial officer and employees; it can be found on our website at www.dglp.com.

Shareholder Communications

Shareholders can reach the Company’s Board of Directors directly by sending communications to the Company’s address, attention: Board of Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

With respect to our executive compensation policies, the board of directors had determined that until a business combination or other strategic transaction was completed, we would continue to compensate our executive officer on a basis commensurate with cash compensation and benefit levels suitable with our cash position as a new company.

The following discussion and analysis reflects the compensation arrangements that we had with our executive officers.  After the Merger, and upon additional financing, if any, we expect to round out our management team. Our board of directors intends to review and modify, as necessary, our executive compensation policies in light of our current status as a new operating company and working capital (deficit) positions.  This review will be conducted with the goal of compensating our executives so as to maximize their, as well as our, performance.

Chief Executive Officer Compensation

Mr. Sawtell has served as our Chief Executive Officer and our Sole Director from July 2005.  From July 2005 through December 31, 2006, Mr. Sawtell did not have any employment agreement with us and received an annual salary of $75,000. From January 30, 2007 to March 28, 2010, Mr. Sawtell served as our Chief Executive Officer pursuant to the terms of an employment agreement (as disclosed in our annual report on Form 10-K for the year ended December 31, 2009). On March 29, 2010 we entered into a new employment agreement with Mr. Sawtell (as further discussed below).

Compensation of Other Executive Officers

Mr. Dong has served as our Consulting Chief Financial Officer from March 2006 under a contract with a financial consulting firm owned by Mr. Dong.  From January 30, 2007 to March 28, 2010, Mr. Dong served as our Chief Financial Officer pursuant to the terms of an employment agreement (as disclosed in our annual report on Form 10-K for the year ended December 31, 2009). On March 29, 2010 we entered into a new employment agreement with Mr. Dong (as further discussed below).

Stock Options

Stock options generally have been granted to our executive officer at the time of hire and at such other times as the board of directors has deemed appropriate, such as in connection with a promotion or upon nearing full vesting of prior options.  In determining option grants, the board of directors has considered the same industry survey data as used in its analysis of base salaries and bonuses, and has strived to make awards that are in line with its competitors. In general, the number of shares of common stock underlying the stock options granted to each executive has reflected the significance of that executive’s current and anticipated contributions to us.

In addition, the stock option grants made by the board of directors are designed to align the interests of management with those of the stockholders. In order to maintain the incentive and retention aspects of these grants, the board of directors has determined that a significant percentage of any officer’s stock options should be unvested option shares.

The value that may be realized from exercisable options depends on whether the price of the common stock at any particular point in time accurately reflects our performance. However, each individual optionholder, and not the board of directors, makes the determination as to whether to exercise options that have vested in any particular year.

During 2009, 2008, and 2007, Mr. Sawtell was granted options to purchase up to 2,750,000, 875,000, and none, respectively, shares of our common stock, as discussed further below.

During 2009, 2008 and 2007, Mr. Dong was granted an option to purchase 2,250,000, 750,000 and 875,000, respectively, shares of our common stock, as discussed further below.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its Chief Executive Officer and its three other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit.  Although the limitations of Section 162(m) generally have not been of concern to us while we were a shell corporation, we intend to consider the requirements of Section 162(m) in developing our compensation policies now that we are an operating company.

Summary Compensation Table

The following table sets forth certain compensation information as to our Chief Executive Officer and Chief Financial Officer who were our executive officers (the “Named Executive Officers”), for each of the years ended December 31, 2009, 2008 and 2007; no other executive officers had compensation of more than $100,000 annually for 2009, 2008, and 2007:

SUMMARY COMPENSATION TABLE

Name and Position	Year		Salary	Bonus	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
			($)	($)	($)	($)		($)	($)	($)		($)

Michael Sawtell	2009	(1)	210,000			59,000	(8)			10,800	(6)	279,800
President and CEO	2008	(2)	210,000	--	--	99,500	(8)	--	--	28,500	(6)	338,000
	2007	(2)	185,800	50,000	--	195,400	(8)	--	--	18,900	(3)	450,100

Steven Dong	2009	(1)	175,000			119,600	(8)			11,500	(7)	306,100
CFO	2008	(2)	175,000	--		86,800	(8)	--		7,100	(7)	263,800
	2007	(2)(5)	146,800	--		18,900	(8)	--	--	45,000	(4)	210,700

(1)
Mr. Sawtell and Mr. Dong entered into employment agreements on January 30, 2007, for annual salaries of $210,000 and $175,000, respectively.  For 2009, the amounts shown above include the amounts earned starting on January 1, 2009 through December 31, 2009. In October 2008, we started deferring salaries and therefore the amounts of cash compensation paid to Mr. Sawtell and Mr. Dong was $159,391 and $143,301, respectively, during the year ended December 31, 2009.  As of December 31, 2009, deferred salary owed to Mr. Sawtell and Mr. Dong was $31,400 and $50,200, respectively.

(2)
Mr. Sawtell and Mr. Dong entered into employment agreements on January 30, 2007, for annual salaries of $210,000 and $175,000, respectively.  For 2008, the amounts shown above include the amounts earned starting on January 1, 2008 through December 31, 2008. In October 2008, we started deferring salaries and therefore the amounts of cash salary paid to Mr. Sawtell and Mr. Dong was $203,900 and $169,900, respectively, during the year ended December 31, 2008.  As of December 31, 2008, deferred salary owed to Mr. Sawtell and Mr. Dong was $6,100 and $7,300, respectively. For 2007, the amounts shown above include the amounts of cash salary paid from January 30, 2007 through December 31, 2007.

(3)	Includes deferred salary for Mr. Sawtell in the amount of $8,100 that was accrued yet unpaid as of December 31, 2007, and car allowance paid in the amount of $10,800.
(4)
Includes deferred salary for Mr.Dong in the amount of $6,700, respectively, that was accrued yet unpaid as of December 31, 2007; and other compensation amounts due to Steven Dong in the amount of  $38,300; both the $6,700 and $38,300 were used as consideration from Mr. Dong to purchase $45,000 of convertible notes in October, 2004, see Note 7 of the Notes to the Consolidated Financial Statements included elsewhere in this report for a description of the convertible notes financing.

(5)
Mr. Dong became an employee on January 30, 2007, as a result, no amounts are shown paid to him as an employee during 2006. From March 2006 through January 30, 2007, Mr. Dong performed consulting work for us pursuant to a consulting agreement with a firm owned by Mr. Dong.  We paid this consulting firm $11,600 and $81,000 during 2006 and 2007, respectively.  Additionally, the consulting firm was granted options to purchase 1,127,958 shares of our common stock in 2006 which SFAS 123R related expense incurred amounted to $11,800 in 2006 and $21,500 in 2007.

(6)
Other compensation for Mr. Sawtell for payments made in 2009 of $10,800 of auto expense reimbursement pursuant to his employment agreement.  Payments made in 2008 of $17,200 bonus payments which was accrued in 2007 and $11,300 of auto expense reimbursement pursuant to his employment agreement.

(7)	Other compensation for Mr. Dong for payments made in 2009 and 2008 where for reimbursement for phone and auto expense reimbursement pursuant to his employment agreement.
(8)
The value of the options granted to our named executives has been estimated pursuant to Statement of Financial Accounting Standards No. 123R,  Share-Based Payment ("SFAS 123R"), using the Black-Scholes option pricing model with the following weighted average assumptions: For 2009: expected life of 5 years, volatility of 447%, risk-free interest of 2.6%, and no dividend yield; for 2008: expected life of 4.5 years, volatility of 336%, risk-free interest of 2.9%, and no dividend yield; and; for 2007: expected life of 4.5 years, volatility of 45%, risk-free interest of 4.43%, and no dividend yield.  See the table below for the grants made and see Note 7 of the Notes to the Consolidated Financial Statements included elsewhere in this report for a description of the vesting schedule of option awards granted under the 2007 SOP.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards that we granted to the Named Executive Officers during the fiscal year ended December 31, 2009. All options were granted at the fair market value of our common stock on the date of grant, as determined by our board of directors.  Each option represents the right to purchase one share of our common stock. Generally, none of the shares subject to options are vested at the time of grant and 25% of the shares subject to such option grants vest on the date which is nine months from the date of grant. The remainder of the shares vests in equal nine month installments over the remaining 27 months thereafter.

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units(#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards

Mike Sawtell, CEO	11/2/2009		2,750,000		$0.05		$ 137,500
	9/30/2008		650,000		$0.06		$ 39,000
	2/28/2008		225,000		$0.27		$ 60,600
	11/13/2006		6,767,749		$0.09		$ 260,300
	7/14/2005	(1)	4,511,833		$0.04		$ 44,200

Steven Dong, CFO	11/2/2009		2,250,000		$.05		$ 112,500
	9/30/2008		550,000		$0.06		$ 33,000
	2/28/2008		200,000		$0.27		$ 53,900
	10/4/2007		875,000	(3)	$0.27	(3)	$ 263,400
	3/15/2006	(2)	451,183	(2)	$0.04		$ 17,400
	3/15/2006	(2)	451,183	(2)	$0.09		$ 25,900
	4/3/2006	(2)	225,592	(2)	$0.09		$ 17,400

(1)
An option to purchase 4,511,833 shares of our common stock granted to Mr. Sawtell was cancelled unexercised pursuant to the Merger on January 30, 2007.  None of the 4,511,833 option shares remain outstanding.

(2)
Mr. Dong became an employee on January 30, 2007. From March 2006 through January 30, 2007, Mr. Dong performed consulting work for us pursuant to a consulting agreement with a firm owned by Mr. Dong.  We granted options to purchase 451,183, 451,183 and 225,592 to this consulting firm owned by Mr. Dong.

(3)
218,750 option shares will vest on each of the dates: April 4, 2009; January 4, 2010; and October 4, 2010.  Also, on May 13, 2008, the Board of Directors approved the changing of exercise price of compensation options granted in 2007 to purchase up to 3,355,000 shares (for all employees/consultants) of our common stock from a weighted average exercise price of $0.70 per share to a weighted average price of $0.27 per share; included in this re-price event were the 875,000 options owned by Mr. Dong.  The option to purchase up to 875,000 shares of the Company was originally granted on 10/4/07 at an exercise price of $.70 per share. The same option now has an amended exercise price of $.27 per share. All other terms of the option remains the same.

2008 Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date

Mike Sawtell, CEO	--		2,750,000	(8)	$ 0.05		11/2/2014
	162,500		487,000	(2)	$ 0.06		9/30/13
	112,500		112,500	(3)	$ 0.27		2/28/13
	6,767,749		--		$ 0.09		11/13/2012

Steven Dong, CFO	--		2,250,000	(7)	$ 0.05		11/2/2014
	137,500		412,500	(4)	$ 0.06		9/30/13
	100,000		100,000	(5)	$ 0.27		2/28/13
	437,500		437,500	(6)	$ 0.27	(6)	10/4/2012
	451,183	(1)	--		$ 0.09		3/15/2011
	304,204	(1)	--		$ 0.04		3/15/2011
	225,592	(1)	--		$ 0.09		4/3/2011

(1)
Mr. Dong became an employee on January 30, 2007. From March 2006 through January 30, 2007, Mr. Dong performed consulting work for us pursuant to a consulting agreement with a firm owned by Mr. Dong.  We granted options to purchase 451,183, 451,183 and 225,592 to this consulting firm owned by Mr. Dong.

(2)	162,500 option shares will vest on each of the dates: June 30, 2009; March 30, 2010; December 31, 2010 and September 30, 2011.
(3)	56,250 option shares will vest on each of the dates: August 28, 2009; February 28, 2010; and November 28, 2010.
(4)	137,500 option shares will vest on each of the dates: June 30, 2009; March 30, 2010; December 31, 2010 and September 30, 2011.
(5)	50,000 option shares will vest on each of the dates: August 28, 2009; February 28, 2010; and November 28, 2010.
(6)
218,750 option shares will vest on each of the dates: April 4, 2009; January 4, 2010; and October 4, 2010.  Also, on May 13, 2008, the Board of Directors approved the changing of exercise price of compensation options granted in 2007 to purchase up to 3,355,000 shares (for all employees/consultants) of our common stock from a weighted average exercise price of $0.70 per share to a weighted average price of $0.27 per share; included in this re-price event were the 875,000 options owned by Mr. Dong.  The option to purchase up to 875,000 shares of the Company was originally granted on 10/4/07 at an exercise price of $.70 per share. The same option now has an amended exercise price of $.27 per share. All other terms of the option remains the same.

(7)	562,500 options shares will vest on each of the dates: August 2, 2010, May 2, 2011, February 2, 2012, November 2, 2012
(8)	687,500 options shares will vest on each of the dates: August 2, 2010, May 2, 2011, February 2, 2012, November 2, 2012

Compensation of Directors and Committee Members

During 2009, we agreed to pay Mr. Vanderhorst, our sole audit committee member $2,500 per fiscal quarter.  There are presently no other arrangements providing for payments to directors for director or consulting services.  We expect to establish these arrangements shortly upon increased business activities.

Executive Employment Contract

2010 Employment Agreement with Michael Sawtell

We entered into a new employment agreement with Mr. Sawtell, our Chief Executive Officer on March 29, 2010. The employment agreement has a term of three years and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party.  The agreement is only in effect to the extent we are successful of raising a minimum of $1,500,000 of financing.

The material terms of the agreement are:  (i) base annual salary of $220,000; (ii) participation in our standard employee benefit plans; (iii) stock option grant to purchase up to 3,500,000 shares or our common stock; (iv) reimbursable expenses customarily given to Executives; (v) other bonuses at the discretion of the board of directors (vi) all previously granted securities issued to Mr. Sawtell prior to this agreement shall be changed whereby the exercise price or conversion price shall become the same price per share equal to any subsequent financing made after the date of this agreement and (vii) severance arrangements described below.

If we terminate Mr. Sawtell’s employment agreement without cause, or if Mr. Sawtell resigns for good reason, each as defined in the agreement, we are obligated to pay Mr. Sawtell the greater of his annual salary for the remaining term of the agreement or two years of his annual salary rate at the time of termination without cause or resignation for good reason, benefits for 24 months following the date of termination, and the right for 24 months from the date of termination to exercise all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Sawtell’s employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.

2010 Employment Agreement with Steven Dong

We entered into an new employment agreement with Mr. Dong, our Chief Financial Officer on March 29, 2010. The employment agreement has a term of two years and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party. The agreement is only in effect to the extent we are successful of raising a minimum of $1,500,000 of financing.

The material terms of the agreement are:  (i) base annual salary of $195,000; (ii) participation in our standard employee benefit plans; (iii) stock option grant to purchase up to 3,000,000 shares or our common stock; (iv) reimbursable expenses customarily given to Executives; (v) other bonuses at the discretion of the board of directors; (vi) all previously granted securities issued to Mr. Dong prior to this agreement shall be changed whereby the exercise price or conversion price shall become the same price per share equal to any subsequent financing made after the date of this agreement and (vii) severance arrangements described below.

 If we terminate Mr. Dong’s employment agreement without cause, or if Mr. Dong terminates the agreement with good reason, each as defined in the agreement, we are obligated to pay Mr. Dong: (i) his annual salary and other benefits earned prior to termination, (ii) the greater of his annual salary for the remaining term of the agreement or his annual salary, (iii) benefits for 24 months following the date of termination, and (iv) the right for 24 months from the date of termination to exercise all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Dong’s employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.

Each of the employment agreements discussed above provide for the immediate vesting of stock options granted pursuant thereto upon (i) a change in control of us or (ii) a termination of the executive’s employment without cause or for good reason within 120 days prior to the execution and delivery of an agreement which results in a change in control. Additionally, a change in control constitutes “good reason” under the terms of each of the agreements, thus permitting each of Mr. Sawtell and Mr. Dong to terminate his respective employment and receive the severance benefits discussed above. Under the terms of each employment agreement, a change in control is deemed to have occurred if, as a result of a tender offer, other acquisition, merger, consolidation or sale or transfer of assets, any person(s) (as used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934) becomes the beneficial owner (as defined in regulations promulgated under the Exchange Act) of a total of fifty percent (50%) or more of either our outstanding common stock or our assets; provided, however, that a change of control is not deemed to have occurred if a person who beneficially owned fifty percent (50%) or more of our common stock as of the effective date of the respective employment agreement continued to do so during the term the employment agreement.

The employment agreements with Mr. Sawtell and Mr. Dong also contain standard confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of the employment agreements and for a 12-month period thereafter.

Compensation Committee Interlocks and Insider Participation

During 2008, we did not have a compensation committee or another committee of the board of directors performing equivalent functions.  Instead the entire board of directors performed the function of compensation committee.  As a sole member of the board of directors, Mr. Sawtell, our chief executive officer and sole board of director, approved the executive compensation, however, there were no deliberations relating to executive officer compensation during 2008.

Compensation Committee Report.

None.

Security Ownership Of Certain Beneficial Owners And Management and Related Stockholder Matters

The following table set forth information regarding the beneficial ownership of our common stock after consummation of the forward stock split and the Merger, except as noted in the footnotes below, by:

 - each person known to be the beneficial owner of 5% or more of our outstanding common stock;
 - each of our executive officers;
 - each of our directors; and
 - all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and is calculated based on 87,631,141 shares of our common stock issued and outstanding on December 31, 2009.  In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, as appropriate, or will become exercisable within 60 days of the reporting date are deemed outstanding, even if they have not actually been exercised.  Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.  The address of each stockholder is listed in the table.

Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class

Mike Sawtell, CEO and Sole Director (1)	31,467,087	(3)	32.92%
Steven Dong, CFO (1)	7,404,680	(4)	8.13%
Peter and Irene Gauld (2)	16,653,878	(5)	17.50%

All executive officers and directors as a group (2 persons)	38,871,767	(3)(4)	41.05%

(1)	4040 Barranca Parkway, Suite #220, Irvine, CA 92604.
(2)	c/o DigitalPost Interactive, Inc., 4040 Barranca Parkway, Suite #220, Irvine, CA 92604.
(3)	Includes 7,948,999 shares that can be issued to Mr. Sawtell pursuant to options to purchase shares of our common stock within 60 days.
(4)
Includes 2,624,729 shares that can be issued to Mr. Dong or a consulting firm owned by Mr. Dong pursuant to options to purchase shares of our common stock within 60 days; 562,500 conversion shares that can be issued upon conversion of convertible notes and 288,510 warrant shares that can be issued pursuant to convertible note warrants.

(5)
Includes 6,250,000 conversion shares that can be issued to Mr. and Mrs. Gauld pursuant to conversion of convertible notes and 1,276,890 warrant shares that can be issued pursuant to convertible note warrants.

SUMMARY OF AMENDMENT NO. 2 TO OUR 2007 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

On January 30, 2007, the Board of Directors approved and a majority of the Company’s stockholders ratified the Company’s 2007 Incentive and Nonstatutory Stock Option Plan (“Plan”). The Plan is administered by our Board of Directors and is intended to further the growth and financial success of the Company by providing additional incentives to selected employees, directors, and consultants to the Company and its subsidiary corporations, as those terms are defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended so that such employees and consultants may acquire or increase their proprietary interest in the Company. Stock options granted under the Plan (“Options”) may be either “Incentive Stock Options,” as defined in Section 422A of the Code and any regulations promulgated under said Section, or “Nonstatutory Options” at the discretion of the Board of Directors of the Company (the “Board”) and as reflected in the respective written stock option agreements granted pursuant hereto.

Options granted under those certain stock option agreements are granted at prices no less than the estimated fair value of the shares on the date of grant as determined by the board of directors, provided, however, that (i) the exercise price of an Incentive Stock Option shall not be less than 100% of the estimated fair value of the shares on the date of grant, respectively; and (ii) the exercise price of an Incentive Stock Option granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Incentive Stock Options and Nonstatutory Options generally vest every nine months, over a three year period.

Amendment No. 2 to the Plan increases the number of shares of common stock reserved for issuance under the Plan from 35,000,000 to 75,000,000.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees.

The aggregate fees billed by our independent registered public accounting firm for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2009 and 2008 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during those fiscal years were $43,500 and $69,100, respectively.

Audit Related Fees.

We incurred no other audit related fees during the years ended December 31, 2009 and 2008.

Tax Fees.

We incurred fees for tax related services during the years ended December 31, 2009 and 2008 in the amounts of $3,000 and $3,000, respectively.

All Other Fees.

We did not incur any other fees billed by auditors for services rendered to us, other than the services covered in "Audit Fees" for the years ended December 31, 2009 and 2008.

The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Audit Committee Pre-Approval Policies And Procedures

The Company’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent accounting firms. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

OTHER MATTERS

As of the date of this Information Statement, the Board of Directors knows of no other matters.

By Order of the Board of Directors,

/s/ Mike Sawtell
Mike Sawtell,
President and Chief Executive Officer

Irvine, CA
August 6, 2010

EXHIBIT A

DIGITALPOST INTERACTIVE, INC.

AMENDMENT NO. 2 TO 2007 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

THIS AMENDMENT NO. 2 is made as of this 6th day of August 2010, by the Board of Directors of DigitalPost Interactive, Inc. ("Corporation"), and a majority of its stockholders with reference to the following recitals of facts:

WHEREAS, the Board and a majority of stockholders have approved the number of shares reserved under the 2007 Incentive and Nonstatutory Stock Option Plan, as amended (the "Plan") to be seventy five million (75,000,000) shares of the Corporations common stock for issuance under the Plan.  All other terms of the Plan remain the same.

THEREFORE, Section 4(a) of the Plan shall be replaced by the following:

“(a)            Number of Shares.  Subject to adjustment as provided in Paragraph 5(h) of this Plan, the total number of shares of Stock which may be purchased through exercise of Options granted under this Plan shall not exceed seventy five million (75,000,000) shares.  If any Option shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for the grant of Options with respect thereto under this Plan as though no Option had been granted with respect to such shares.”

The foregoing amendment was duly adopted and approved by the Board of Directors and ratified by a majority of stockholders on August 6, 2010.

/s/ Michael Sawtell
Mike Sawtell, Chief Executive Officer and Sole Director